SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549


FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of report (Date of earliest event reported)  April 18, 1995



THE QUAKER OATS COMPANY
(Exact name of Registrant as specified in its charter)



New Jersey          1-12           36-1655315
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File Number)        Identification No.
incorporation)




Quaker Tower, P.O. Box 049001, Chicago, Illinois  60604-9001
(Address of principal executive offices)


312-222-7111
(Registrant's telephone number, including area code)


Item 5. Other Events

The Company has included below certain unaudited pro forma combined financial information related to significant acquisitions and divestitures that have closed in fiscal 1995 or are currently pending.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information should be read in conjunction with historical financial statements contained in the Company's Annual Report on Form 10-K; the Company's Quarterly Report on Form 10-Q as of December 31, 1994; the unaudited pro forma financial information of the Company and Snapple Beverage Corp. contained in Form 8-K/A filed on February 17, 1995 to amend Form 8-K filed on December 19, 1994; and the unaudited pro forma financial information of the Company and the North American pet food business contained in Form 8-K filed on March 29, 1995.
The Snapple acquisition was completed on December 6, 1994.  The North
American pet food divestiture was completed on March 14, 1995.
The European pet food divestiture has not yet been completed and is subject to certain conditions precedent. There can be no assurance that the divestiture will close. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Snapple and the dispositions of the North American and European pet food businesses been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

Basis of Presentation

The unaudited pro forma combined balance sheet information presents certain financial position information assuming the Snapple acquisition and the pet food dispositions occurred on June 30, 1994 and assuming the pet food dispositions occurred on December 31, 1994. Snapple is included in the Quaker balance sheet as of December 31, 1994. The unaudited pro forma combined income statements for the year ended June 30, 1994 and for the six months ended December 31, 1994 present the consolidated results of operations assuming that the acquisition and dispositions occurred as of July 1, 1993.

Two-for-one Stock Split-up

Per share information and average number of common shares outstanding have been restated to reflect the November 1994 two-for-one stock split-up.

Balance Sheet Information Pro Forma Adjustments

The following notes describe the historical and pro forma adjustments found on the accompanying balance sheet information schedule.

(1) The adjustments included in the North American pet food columns reflect the assets sold and liabilities assumed, including inventory, fixed assets, advertising and merchandising reserves and vacation accruals. Amounts in these columns also reflect other items that are affected by the sale of the North American pet food business, specifically writing-off intangibles, and adjusting pension and postretirement accruals for preliminary actuarial adjustments. Deferred taxes have been reclassified to current liabilities.

(2) This amount reflects the write-off of the historical cost of certain fixed assets ($8 million) that will be disposed and recording of goodwill ($1,589.5 million), based on the preliminary purchase price allocation, for the Snapple acquisition.

(3) This amount represents recording of certain liabilities related to the Snapple acquisition.

(4) This amount includes the addition of short-term debt ($1.4 billion) for part of the borrowings obtained to acquire Snapple, offset by the estimated after-tax proceeds ($525 million) on the divestiture of the North American pet food business, which are assumed to be used to pay down short-term debt.

(5) This remaining portion of the borrowings obtained to acquire Snapple have been classified as long-term, reflecting the Company's intent and ability to refinance this short-term debt on a long-term basis.

(6) This amount includes the estimated after-tax gain ($322.0) on the divestiture of the North American pet food business offset by the elimination of Snapple's historical equity ($196.5 million).

(7) The adjustments included in the European pet food columns reflect the assets sold and liabilities assumed, including accounts receivable, inventory, prepaid assets, fixed assets, accounts payable, and other current and non-current liabilities. Amounts in these columns also reflect other items that are affected by the sale of the European pet food business, specifically writing-off intangibles. Deferred taxes have been reclassified to current liabilities.

(8) This amount represents the estimated after-tax proceeds on the divestiture of the European pet food business, which are assumed to be used to pay down short-term debt.

(9) This amount represents the estimated after-tax gain on the divestiture of the European pet food business.

(10) This amount represents the estimated after-tax proceeds on the divestiture of the North American pet food business.

(11) This amount represents the estimated after-tax gain on the divestiture of the North American pet food business.

(12) The amounts in this column represent the historical assets, liabilities and equity of Snapple Beverage Corp. as of June 30, 1994.

Income Statement Information Pro Forma Adjustments

The following notes describe the historical and pro forma adjustments found on the accompanying income statement information schedule.

(1) These columns include the historical net sales and net income for Snapple. The net sales and net income for the December 31 period include historical Snapple activity prior to the acquisition (from July 1, 1994 through December 5, 1994). Activity for Snapple from December 6, 1994 through December 31, 1994 is included in Quaker net sales and net income.

(2) The pro forma adjustments included in the North American pet food columns reflect the direct activity of the business, including net sales and direct cost of sales, advertising and merchandising expenses, and other general direct expenses of the business. Pretax income has been tax effected at the Company's effective tax rates for those periods.

(3) This amount includes: amortization of Snapple goodwill ($40 million) resulting from the preliminary purchase price allocation;
additional interest expense ($107 million) on the borrowings to acquire Snapple; and a reduction in interest expense ($33.1 million), as a result of the after-tax proceeds from the North American pet food disposition reducing short-term borrowings. Interest expense has been calculated using the short-term rates on the borrowings obtained for the Snapple acquisition. These amounts have been tax effected as appropriate.

(4) The pro forma adjustments included in the European pet food columns reflect the direct activity of the business, including net sales and direct cost of sales, advertising and merchandising expenses, and other general direct expenses of the business. Pretax income has been tax effected at the Company's effective tax rates for those periods.

(5) These adjustments represent a reduction in interest expense, as a result of the after-tax proceeds from the European pet food disposition reducing short-term borrowings. These adjustments have been tax effected as appropriate.

(6) This amount includes: amortization of Snapple goodwill ($17.5 million); additional interest expense ($46.4 million) on the borrowings to acquire Snapple; and a reduction in interest expense ($16.5 million), as a result of the after-tax proceeds from the North American pet food disposition reducing short-term borrowings. Interest expense has been calculated using the short-term rates on the borrowings obtained for the Snapple acquisition. These amounts have been tax effected as appropriate and include an adjustment to reflect the estimated effective tax rate assuming the disposition occurred as of July 1, 1993.



             UNAUDITED COMBINED PRO FORMA BALANCE SHEET INFORMATION


                               AS OF JUNE 30, 1994



                                      North                 Significant
                                     American         Pro   Subsidiary   European       Pro     All
                 Quaker    Snapple   Pet Food         Forma Closed       Pet Foods      Forma Significant
                            (12)     (1)              Adj   Transactions  (7)           Adj   Transactions

Total Assets      $3,043.3   $398.9  ($247.3)  (2)  $1,581.5 $4,776.4  ($326.0)                  $4,450.4
Current Assets    $1,253.6   $239.4  ($ 41.7)                $1,451.3  ($176.8)                  $1,274.5
Current
Liabilities       $1,002.4   $105.1  ($ 15.6)  (3)  $   78.0 $1,169.9  ($115.3)                  $1,054.6
(excluding short-
term debt)
Short-term Debt   $  256.7   $ 74.9            (4)  $  875.0 $1,206.6             (8) ($463.8)   $  742.8
Long-term Debt    $  759.5   $ 12.2            (5)  $  300.0 $1,071.7                            $1,071.7
Common
Shareholders'
  Equity          $ 445.8    $196.5            (6)  $  125.5 $  767.8    ($ 1.0)  (9)  $288.7    $1,055.5


                             AS OF DECEMBER 31, 1994
                                North        Pro    Significant
                              American       Forma  Subsidiary    European    Pro     All
                   Quaker     Pet Food       Adj    Closed        Pet Food    Forma   Significant
                               (1)                  Transactions   (7)        Adj     Transactions
Total Assets        $5,061.1    ($241.4)               $4,819.7  ($342.0)              $4,477.7
Current Assets      $1,356.9    ($37.3)                $1,319.6  ($190.3)              $1,129.3
Current             $1,042.1    ($16.6)                $1,025.5  ($136.3)              $889.2
Liabilities
(excluding short-
term debt)
Short-term Debt    $1,931.7              (10)($525.0)  $1,406.7          (8)  ($462.4) $944.3
Long-term Debt     $1,025.9                            $1,025.9                        $1,025.9
Common
Shareholders'
  Equity           $  452.7              (11) $328.9   $781.6  ($ 0.5)   (9)  $290.5   $1,071.6

                  See accompanying general and numbered notes.

       UNAUDITED COMBINED SELECTED PRO FORMA INCOME STATEMENT INFORMATION


                        FOR THE YEAR ENDED JUNE 30, 1994

                                                        Significant
                                      North      Pro    Subsidiary             Pro         All
                   Quaker  Snapple    American   Forma  Closed       European  Forma       Significant
                                      Pet Food   Adj   Transactions Pet Food  Adj         Transactions

                           (1)        (2)        (3)                (4)        (5)

Net Sales          $5,955.0  $697.6  ($570.5)             $6,082.1  ($777.9)            $5,304.2
Net Income         $  231.5  $ 80.8  ($38.8)     ($ 84.3) $  189.2  ($19.4)    $17.5    $  187.3
Earnings
  Per Share        $ 1.68                                  $  1.37                      $   1.36


                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1994
                                                     Significant
                                   North       Pro   Subsidiary      European Pro   All
                   Quaker  Snapple American    Form  Closed          Pet      Forma Significant
                                   Pet Food    Adj   Transactions    Food     Adj   Transactions

                             (1)     (2)      (6)                   (4)       (5)

Net Sales          $3,144.3  $271.6  ($276.5)           $3,139.4    ($422.8)            $2,716.6
Income Before
Cumulative
Effect of Accounting
Change               $ 95.8  $0.8    ($21.2)  (29.0)    $ 46.4      ($10.6)    $8.7     $44.5
Income Per Share
Before Cumulative
Effect of Accounting
Change                $0.70                             $0.33                           $0.32


                  See accompanying general and numbered notes.

SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE QUAKER OATS COMPANY



By   Thomas L. Gettings
     Thomas L. Gettings
     Vice President and
     Corporate Controller


Date:  April 18, 1995